Exhibit 99.3

PART I—Financial Information

Item 1. Financial Statements

ITXC CORP. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2004 (Unaudited)	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$13,226,803	$16,069,798
Marketable securities	30,792,423	30,402,118
Accounts receivable, net	38,580,502	41,265,689
Prepaid expenses and other current assets	5,640,852	5,403,759
Restricted cash	6,306,709	6,294,344

Total current assets	94,547,289	99,435,708

Property and equipment, net	25,435,680	27,750,964
Goodwill	7,913,319	7,913,319
Other Intangibles, net	159,054	179,157
Other assets	259,788	259,453

Total assets	$128,315,130	$135,538,601

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$48,635,160	$48,138,025
Other liabilities	885,414	768,426
Current portion of capital lease obligations	847,226	1,038,323

Total current liabilities	50,367,800	49,944,774

Capital lease obligation, less current portion	543,799	761,129

Stockholders’ equity:
Common stock	47,336	47,205
Additional paid in capital	460,941,216	460,462,616
Accumulated other comprehensive loss	(142,364)	(119,811)
Accumulated deficit	(373,628,846)	(365,743,501)
Treasury stock	(9,813,811)	(9,813,811)

Total stockholders’ equity	77,403,531	84,832,698

Total liabilities and stockholders’ equity	$128,315,130	$135,538,601

See accompanying notes.

ITXC CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months ended March 31,
	2004	2003
Total revenues	$96,347,887	$81,707,917
Costs and expenses:
Data communications and telecommunications (exclusive of depreciation shown separately below)	87,842,690	72,619,514
Network operations (exclusive of depreciation shown separately below)	2,377,131	2,498,219
Selling, general and administrative (exclusive of depreciation shown separately below)	9,778,488	18,704,116
Depreciation	4,258,600	5,635,925
Amortization	20,103	121,352

Total costs and expenses	104,277,012	99,579,126

Loss from operations	(7,929,125)	(17,871,209)
Interest income, net	113,252	353,843

Loss before income taxes	(7,815,873)	(17,517,366)
Income tax expense	69,472	173,534

Net loss	$(7,885,345)	$(17,690,900)

Basic and diluted net loss per share	$(0.18)	$(0.41)

Weighted average shares used in computation of basic and diluted net loss per share	43,410,518	42,641,594

See accompanying notes.

ITXC CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2004	2003
Operating activities
Net loss	$(7,885,345)	$(17,690,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,258,600	5,635,925
Amortization of intangibles	20,103	121,352
Provision for doubtful accounts	191,000	8,847,268
Realized loss on sale of investments	15,688	42,807
Amortization of original issue discounts	13,159	38,837
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	2,494,187	(8,834,792)
Increase in prepaid expenses and other assets	(237,428)	(320,022)
Increase (decrease) in accounts payable and accrued expenses	497,135	(3,038,064)
Increase in other liabilities	116,988	5,000

Net cash used in operating activities	(515,913)	(15,192,589)

Investing activities
Purchase of property and equipment	(2,000,808)	(6,402,099)
Proceeds from sale of equipment	57,493	—
Increase in restricted cash	(12,365)	(15,992)
Purchase of available for sale securities	(6,742,102)	(29,289,054)
Sale of available for sale securities	6,231,974	18,312,126
Maturities of available for sale securities	91,000	9,600,000

Net cash used in investing activities	(2,374,808)	(7,795,019)

Financing activities
Repayment of capital lease obligations	(408,427)	(722,359)
Proceeds from exercise of stock options	327,775	68,564
Proceeds from issuance of common stock related to employee stock purchase plan	150,956	260,928

Net cash provided by (used in) financing activities	70,304	(392,867)

Effect of exchange rate fluctuations on cash	(22,578)	555

Decrease in cash	(2,842,995)	(23,379,920)
Cash and cash equivalents at beginning of period	16,069,798	33,027,369

Cash and cash equivalents at end of period	$13,226,803	$9,647,449

See accompanying notes.

ITXC CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation

The March 31, 2004 and 2003 financial statements have been prepared by ITXC Corp. (the “Company” or “ITXC”) and are unaudited. In the opinion of the Company’s management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the Company’s consolidated financial position, results of operations and cash flows for the interim periods have been made. Certain information and footnote disclosures required under accounting principles generally accepted in the United States have been condensed or omitted from the consolidated financial statements and notes thereto presented herein pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes thereto presented herein should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2003 and notes thereto included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for any other interim period or the entire fiscal year.

The consolidated financial statements include the accounts of ITXC Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

2. Proposed Teleglobe Merger

On November 4, 2003, the Company and Teleglobe International Holdings Ltd (“Teleglobe”) announced that they had signed a definitive merger agreement for the acquisition of the Company by Teleglobe. Upon consummation of the merger, the outstanding shares of the Company’s common stock will be converted into approximately 28% of the capital stock of a newly formed parent company of Teleglobe, Teleglobe International Holdings Ltd. (formerly Teleglobe Bermuda Holdings, Ltd) (“New Teleglobe”). All outstanding options and warrants of ITXC will be converted into options and warrants of New Teleglobe. The merger is subject to several conditions, including receipt of governmental approvals, and the approval of the Company’s stockholders. Teleglobe is a privately held Bermuda company and is one of the worlds leading wholesale providers of voice, data, IP and mobile roaming services. Early termination of the Hart-Scott-Rodino review period has been received. On April 30, 2004, New Teleglobe received notification that its amended registration statement filed on Form S-4 with the SEC had been declared effective. The Company has mailed proxy statements to its stockholders and has scheduled a stockholders’ meeting seeking approval of the transaction for May 28, 2004.

Pursuant to the announcement of the Teleglobe merger, certain employees of the Company received severance and/or retention agreements. The potential future obligations under these agreements are not expected to exceed $3.9 million.

3. Comprehensive Loss

The components of comprehensive loss for the three-month periods ended March 31, 2004 and 2003 were as follows:

	Three Months ended March 31,
	2004	2003
Net loss	$(7,885,345)	$(17,690,900)
Other comprehensive income:
Unrealized holding gains (losses) arising during period	24	(27,058)
Foreign currency translation adjustments	(22,578)	555

Comprehensive loss	$(7,907,899)	$(17,717,403)

4. Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” using an intrinsic value approach to measure compensation expense, if any. Appropriate disclosures using a fair value based method, as provided by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, are also reflected in these notes to the financial statements. The Company has not issued any options other than to employees and directors and certain consultants who are occupied full time in the Company’s activities.

The following table summarizes relevant information as to reported results under the Company’s intrinsic value method of accounting for stock options, with supplemental information as if the fair value recognition provisions of SFAS No. 123 had been applied for the three-month periods ended March 31, 2004 and 2003:

	Three Months ended March 31,
	2004	2003
Net loss applicable to common stockholders	$(7,885,345)	$(17,690,900)
Add: stock-based compensation, as reported pursuant to APB 25	—	—
Deduct: total stock-based compensation determined under fair value based methods for all awards	(1,601,638)	(3,419,176)

Adjusted net loss, fair value method for all stock-based awards	$(9,486,983)	$(21,110,076)

Basic and diluted net loss per share, as reported	$(0.18)	$(0.41)

Basic and diluted net loss per share, SFAS 123 adjusted	$(0.22)	$(0.50)

5. Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51. The Interpretation introduces a new consolidation model, the variable interests model, based on potential variability in gains and losses of the entity being evaluated for consolidation. It provides guidance for determining whether an entity lacks sufficient equity or the entity’s equity holders lack adequate decision-making ability. These entities, variable interest entities (VIE), are evaluated for consolidation based on their variable interests. Variable interests are contractual, ownership or other interests in an entity that expose their holders to the risks and rewards of the VIE. The Interpretation’s provisions are effective currently for variable interests in VIE’s created after January 31, 2003, and for variable interests in VIE’s created before February 1, 2003, no later than the end of the first interim or annual reporting period ending after March 15, 2004. Management does not believe that the adoption of this standard will have any impact on the Company’s financial statements.

6. Restricted Cash

In conjunction with its letter of credit facility for its Princeton, New Jersey lease, the Company has $2.3 million in restricted cash as of March 31, 2004 that represents the collateral supporting the letter of credit. The Company is obligated to maintain the letter of credit for the term of the lease, which expires on July 31, 2011. As a result, the Company will be required to either maintain the restricted cash or provide an alternative means of collateral. In addition, in November 2003, the Company issued a letter of credit to a vendor in the amount of $4.0 million. This instrument was issued as a means of obtaining more beneficial payment terms from the vendor. In order to secure the facility, the Company was required to deposit $4.0 million in a restricted bank account and maintain such balance as long as the facility remains in place.

7. Legal Proceedings

The Company is involved in certain claims and legal actions arising in the normal course of business. Management does not expect that the outcome of these cases will have a material effect on the Company’s financial position or results of operations.

The Company has received a copy of a complaint filed on February 24, 2004 as a class action suit in New Jersey Superior Court naming the Company and directors Tom Evslin, Edward Jordan, Frank Gill and Fred Wilson as defendants. Two claims are asserted against the individual defendants, one for breach of fiduciary duty and the other for breach of the duty of candor. Although the Company was identified as a defendant, no cause of action is asserted against the Company for damages. The action seeks to enjoin the stockholders’ meeting to approve ITXC’s proposed merger with Teleglobe until certain alleged deficiencies in the proxy statement have been cured and seeks to permanently enjoin the consummation of the merger. ITXC had previously announced that New Teleglobe filed a registration statement on Form S-4 with the Securities and Exchange Commission in connection with the proposed merger. ITXC believes the complaint contains factual inaccuracies, is premature and is wholly without merit and intends to vigorously defend the lawsuit.

On May 23, 2000, Connectel, LLC, filed suit against the Company in the United States District Court for the Eastern District of Pennsylvania. Connectel alleges in its complaint that the Company is infringing on the claims of a patent owned by Connectel by, acting alone or with others, assembling, offering to sell, selling or using communications networks or switching systems within the United States and for export worldwide without license from Connectel. Connectel also seeks unspecified damages. Discovery has closed and ITXC moved for summary judgment in October 2002. Thereafter, in December 2002, the case was reassigned to a newly appointed United States District Judge, Hon. James Knoll Gardner. Oral argument on the motion for summary judgment and on certain other pretrial issues was held in February 2004. On March 17, 2004, Judge Gardner issued an opinion finding for the Company on all issues related to the meaning of the patent claims, but denying summary judgment without prejudice to renew the motion at or after a scheduled June 9, 2004 hearing to determine whether portions of Connectel’s expert testimony will be inadmissible in connection with the motion. The Company believes that the Connectel claims are without merit.

The Company and certain of its officers/directors were named as defendants in several purported shareholder class action lawsuits commenced in 2001. The lawsuits allege, among other things, that, in connection with the Company’s public offerings of securities, its Prospectus did not disclose certain alleged practices involving its underwriters and their customers. These actions seek compensatory and other damages, and costs and expenses associated with the litigation. No discovery has taken place. ITXC is one of hundreds of companies named in substantially identical lawsuits. Management believes that ITXC and its officers/directors did not engage in any improper or illegal conduct. All of these cases have been consolidated for pretrial purposes before Judge Scheindlin in the Southern District of New York, who refused to dismiss the cases in an opinion issued in February 2003. All of the individual defendants who had been named as defendants in the Company’s case have now been dismissed from the proceeding without prejudice, pursuant to a stipulation with the plaintiffs. Neither the individual defendants nor the Company nor its insurers paid any consideration for these dismissals. The parties have negotiated a settlement entirely funded by the directors and officers’ insurance carriers, and it is anticipated that this proposed settlement will be submitted to the Court for approval in the near future. Under the terms of the proposed settlement, neither the Company nor individual defendants will have either future liability or expenses in connection with the litigation, except for a limited obligation to cooperate in discovery in the plaintiffs’ continuing cases against the underwriters.

Interactive Marketing Technologies, Inc., (“IMT”) is a telecommunications service bureau headquartered in Erlanger, Kentucky, to which ITXC had discontinued service on February 20, 2003, and from which ITXC had demanded payment of a multimillion dollar past due balance, after the parties were unsuccessful in efforts to restructure IMT’s obligations to ITXC. IMT then sued ITXC seeking unspecified compensatory and punitive damages in the United States District Court for the Eastern District of Kentucky alleging breach of contract, bad faith, tortuous[sic] interference with contract and negligent misrepresentation, among other claims. The Company thereafter commenced an arbitration action against IMT seeking to recover the amounts owed by IMT, and on July 8, 2003, the United States District Court dismissed IMT’s case in favor of the arbitration proceeding. IMT asserted its claims in the arbitration, and has now filed for bankruptcy protection. The Company believes IMT’s claims are without merit. The Company’s claims against IMT will be pursued, if at all, in the bankruptcy proceeding, which has been converted into a Chapter 7 proceeding.

We are not a party to any other legal proceeding, the adverse outcome of which is expected to have a material adverse effect on our business, financial condition, operating results or future prospects.

8. Income Taxes

For the quarters ended March 31, 2004 and 2003, the Company has recorded $69,000 and $174,000, respectively, of tax expense relating to certain foreign tax accruals for its overseas offices.

9. Subsequent Event

Acceris Communications Technologies Inc., a subsidiary of Acceris Communications Inc. has filed a patent infringement lawsuit against the Company, which was served on April 28, 2004. The case is pending in the United States District Court of the District of New Jersey and alleges that ITXC’s Voice over Internet Protocol (VoIP) services and systems infringe Acceris’ U.S. Patent No. 6,243,373, entitled “Method and Apparatus for Implementing a Computer Network/Internet Telephone System.” The Company intends to vigorously defend against the allegations of infringement and believes that it has substantial defenses to them. However, an adverse result in this litigation could either result in injunctive relief precluding all or a portion of the Company’s VoIP activity or materially impact the Company’s revenues and profitability.

The Company has filed a separate lawsuit against Acceris Communications Technologies, Inc. and Acceris Communications, Inc. for infringement of a number of ITXC’s patents directed generally to the transmission of telephone calls over the Internet and the completion of telephone calls by switching them off the Internet and onto a public switched telephone network (PSTN).